UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 21, 2010

General Communication, Inc.
(Exact name of registrant as specified in its charter)

State of Alaska	000-15279	92-0072737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                 Entry into a Material Definitive Agreement

On October 21, 2010, General Communication, Inc. (“GCI”) entered into a Stock Purchase Agreement with the Arctic Slope Regional Corporation, pursuant to which GCI repurchased 7,486,240 shares of GCI’s Class A common stock for $10.16 per share, representing a total purchase price of approximately $76 million.  This repurchase will reduce the amount available under the $100 million GCI stock repurchase program.  Funds for the transaction were provided from working capital and borrowings under a senior secured credit facility.  The stock repurchased will return to the status of authorized but unissued common stock.

The Stock Purchase Agreement and the related press release are attached hereto as Exhibits 10.176 and 99.1, respectively, and are incorporated herein by reference. The description of the Stock Purchase Agreement contained herein is qualified in its entirety by reference to the Stock Purchase Agreement filed herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                      Description

10.176	Stock Purchase Agreement, dated as of October 21, 2010, by and between General Communication, Inc. and Arctic Slope Regional Corporation.

99.1                      News Release issued by General Communication, Inc. on October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: October 27, 2010	By:	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President, Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.                      Description

10.176	Stock Purchase Agreement, dated as of October 21, 2010, by and between General Communication, Inc. and Arctic Slope Regional Corporation.

99.1                      News Release issued by General Communication, Inc. on October 21, 2010.